Exhibit 3.4

KBS STRATEGIC OPPORTUNITY REIT, INC.

ARTICLES SUPPLEMENTARY

KBS Strategic Opportunity REIT, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Article V of the charter of the Corporation (the “Charter”), the board of directors of the Corporation (the “Board”), by resolution duly adopted at a meeting duly called and held on [__], classified and redesignated 500,000,000 unissued shares of common stock, $0.01 par value per share (“Common Stock”) as “Class D Common Stock,” 500,000,000 unissued shares of Common Stock as “Class T Common Stock,” and 500,000,000 unissued shares of Common Stock as “Class S Common Stock,” with the respective the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption as follows, which upon any restatement of the Charter shall be made part of Article V, with any necessary or appropriate changes to the enumeration of lettering of sections or subsections hereof:

1.	Definitions.

Class D Conversion Rate. The term “Class D Conversion Rate” shall mean the number of shares of Class I Common Stock equal to the product of each share of Class D Common Stock to be converted and a fraction, the numerator of which is the Class D NAV Per Share and the denominator of which is the Class I NAV Per Share.

Class D NAV Per Share. The term “Class D NAV Per Share” shall mean the net asset value per share of Class D Common Stock, calculated as described in the most recent Valuation Procedures.

Class D Common Stock. The term “Class D Common Stock” shall mean Common Stock classified and designated as Class D Common Stock.

Class I NAV Per Share. The term “Class I NAV Per Share” shall mean the net asset value per share of Class I Common Stock, calculated as described in the most recent Valuation Procedures.

Class I Common Stock. The term “Class I Common Stock” shall have the meaning as provided in the Charter.

Class S Conversion Rate. The term “Class S Conversion Rate” shall mean the number of shares of Class I Common Stock equal to the product of each share of Class S Common Stock to be converted and a fraction, the numerator of which is the Class S NAV Per Share and the denominator of which is the Class I NAV Per Share.

Class S NAV Per Share. The term “Class S NAV Per Share” shall mean the net asset value per share of Class S Common Stock, calculated as described in the most recent Valuation Procedures.

Class S Common Stock. The term “Class S Common Stock” shall mean Common Stock classified and designated as Class S Common Stock.

Class T Conversion Rate. The term “Class T Conversion Rate” shall mean the number of shares of Class I Common Stock equal to the product of each share of Class T Common Stock to be converted and a fraction, the numerator of which is the Class T NAV Per Share and the denominator of which is the Class I NAV Per Share.

Class T NAV Per Share. The term “Class T NAV Per Share” shall mean the net asset value per share of Class T Common Stock, calculated as described in the most recent Valuation Procedures.

Class T Common Stock. The term “Class T Common Stock” shall mean Common Stock classified and designated as Class T Common Stock.

Dealer Manager. The term “Dealer Manager” shall mean the dealer manager for an Offering.

Distribution Fees. The term “Distribution Fees” shall mean ongoing fees (whether labeled distribution fees, dealer manager fees, or any other name), which are distinguished from Selling Commissions by not being payable up-front or at one time, payable to the Dealer Manager and reallowable to Soliciting Dealers.

Listing. The term “Listing” shall have the meaning as provided in the Charter.

Multiple Class Plan. The term “Multiple Class Plan” shall mean a written plan adopted by the Board, as such plan may be amended from time to time, that sets forth the method by which distributions among classes of Common Stock shall be determined relative to each other, and may set forth other terms of classes of Common Stock relative to each other.

Offering. The term “Offering” shall mean any offering and sale of Shares.

Primary Offering. The term “Primary Offering” shall mean, with respect to an Offering, the primary portion of such Offering, excluding any Reinvestment Plan portion of such Offering.

[Prospectus. The term “Prospectus” shall mean the same as that term is defined in Section 2(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act, or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling Securities to the public.][update]

Reinvestment Plan. The term “Reinvestment Plan” shall mean a dividend or distribution reinvestment plan. [NTD – what is the difference?]

Securities Act. The Term “Securities Act” shall have the meaning as provided in the Charter.

Selling Commissions. The term “Selling Commissions” shall mean any and all up-front fees and commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Shares, including, without limitation, up-front fees or commissions payable to the Dealer Manager.

Shares. The term “Shares” shall mean shares of stock of the Corporation of any class or series.

Soliciting Dealers. The term “Soliciting Dealers” shall mean those broker-dealers that are members of the Financial Industry Regulatory Authority, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Dealer Manager to sell or provide services with respect to Shares.

Stockholders. The term “Stockholders” shall mean the holders of record of the Shares as maintained in the books and records of the Corporation or its transfer agent.

Total Corporation-Level Underwriting Compensation. The term “Total Corporation-Level Underwriting Compensation” shall mean all underwriting compensation paid or incurred with respect to an Offering from all sources, determined pursuant to the rules and guidance of the Financial Industry Regulatory Authority, Inc., including Selling Commissions and Distribution Fees.

Total Account-Level Underwriting Compensation. The term “Total Account-Level Underwriting Compensation” shall mean, with respect to any share of Common Stock sold for the account of the Corporation through an Offering, all Selling Commissions and Distribution Fees paid to the Dealer Manager or to Soliciting Dealers.

Valuation Procedures. The term “Valuation Procedures” shall mean written valuation procedures adopted by the Board, as such procedures may be amended from time to time, that set forth the method by which the net asset value per each class of share of Common Stock shall be calculated.

2.	Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Corporation, the aggregate assets available for distribution to holders of Common Stock shall be determined in accordance with applicable law. Immediately before any liquidation, dissolution or winding up, or any distribution of the assets of the Corporation pursuant to a plan of liquidation, dissolution or winding up, Class D Common Stock will automatically convert to Class I Common Stock at the Class D Conversion Rate, Class S Common Stock will automatically convert to Class I Common Stock at the Class S Conversion Rate and Class T Common Stock will automatically convert to Class I Common Stock at the Class T Conversion Rate. Following such conversion, each holder of Common Stock of a particular class shall be entitled to receive, ratably with each other holder of Common Stock of such class, that portion of such aggregate assets available for distribution as the number of outstanding Common Stock of such class held by such holder bears to the total number of outstanding Common Stock of such class then outstanding.

3.	Conversion, Distributions and Suitability.

(a)	Conversion of Class D Common Stock. Each share of Class D Common Stock held within a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into Class I Common Stock at the Class D Conversion Rate on the earliest of (a) a Listing of any Common Stock, (b) a merger or consolidation of the Corporation with or into another entity, or the sale or other disposition of all or substantially all of the Corporation’s assets and (c) the end of the month in which the Dealer Manager in conjunction with the Corporation’s transfer agent determines that the Total Account-Level Underwriting Compensation paid with respect to all Class D Common Stock held by such Stockholder within such account (including shares purchased through a Reinvestment Plan or received as stock dividends) equals or exceeds 8.75% (or a lower limit set forth in any applicable agreement between the Dealer Manager and a Soliciting Dealer, provided that the Dealer Manager advises the Corporation’s transfer agent of the lower limit in writing) of the aggregate purchase price of all Class D Common Stock held by such Stockholder within such account and purchased in a Primary Offering. In addition, after termination of a Primary Offering registered under the Securities Act, each share of Class D Common Stock sold in that Primary Offering, each share of Class D Common Stock sold under a Reinvestment Plan pursuant to the same registration statement that was used for that Primary Offering, and each share of Class D Common Stock received as a stock dividend with respect to such Shares sold in such Primary Offering or Reinvestment Plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I Common Stock at the Class D Conversion Rate, at the end of the month in which the Corporation, with the assistance of the Dealer Manager, determines that Total Corporation- Level Underwriting Compensation paid with respect to that Offering would be in excess of 10% of the aggregate purchase price of all Shares sold for the account of the Corporation through that Primary Offering.

(b)

Conversion of Class S Common Stock. Each share of Class S Common Stock held within a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into Class I Common Stock at the Class S Conversion Rate on the earliest of (a) a Listing of any Common Stock, (b) a merger or consolidation of the Corporation with or into another entity, or the sale or other disposition of all or substantially all of the Corporation’s assets and (c) the end of the month in which the Dealer Manager in conjunction with the Corporation’s transfer agent determines that the Total Account-Level Underwriting Compensation paid with respect to all Class S Common Stock held by such Stockholder within such account (including shares purchased through a Reinvestment Plan or received as stock dividends) equals or exceeds 8.75% (or a lower limit set forth in any applicable agreement between the Dealer Manager and a Soliciting Dealer, provided that the Dealer Manager advises the Corporation’s transfer agent of the lower limit in writing) of the aggregate purchase price of all Class S Common Stock held by such Stockholder within such account and purchased in a Primary Offering. In addition, after termination of a Primary Offering registered under the Securities Act, each share of Class S Common Stock sold in that Primary Offering, each share of Class S Common Stock sold under a Reinvestment Plan pursuant to the same registration statement that was used for that Primary Offering, and each share of Class S Common Stock received as a stock dividend with respect to such Shares sold in such Primary Offering or Reinvestment Plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I Common Stock at the Class S Conversion Rate, at the end of the month in which the Corporation, with the assistance of the Dealer Manager, determines that Total Corporation-Level Underwriting Compensation paid with respect to that Offering would be in excess of 10% of the aggregate purchase price of all Shares sold for the account of the Corporation through that Primary Offering.

(c)

Conversion of Class T Common Stock. Each share of Class T Common Stock held within a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into Class I Common Stock at the Class T Conversion Rate on the earliest of (a) a Listing of any Common Stock, (b) a merger or consolidation of the Corporation with or into another entity, or the sale or other disposition of all or substantially all of the Corporation’s assets and (c) the end of the month in which the Dealer Manager in conjunction with the Corporation’s transfer agent determines that the Total Account-Level Underwriting Compensation paid with respect to all Class T Common Stock held by such Stockholder within such account (including shares purchased through a Reinvestment Plan or received as stock dividends) equals or exceeds 8.75% (or a lower limit set forth in any applicable agreement between the Dealer Manager and a Soliciting Dealer, provided that the Dealer Manager advises the Corporation’s transfer agent of the lower limit in writing) of the aggregate purchase price of all Class T Common Stock held by such Stockholder within such account and purchased in a Primary Offering. In addition, after termination of a Primary Offering registered under the Securities Act, each share of Class T Common Stock sold in that Primary Offering, each share of Class T Common Stock sold under a Reinvestment Plan pursuant to the same registration statement that was used for that Primary Offering, and each share of Class T Common Stock received as a stock dividend with respect to such Shares sold in such Primary Offering or Reinvestment Plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I Common Stock at the Class T Conversion Rate, at the end of the month in which the Corporation, with the assistance of the Dealer Manager, determines that Total Corporation-Level Underwriting Compensation paid with respect to that Offering would be in excess of 10% of the aggregate purchase price of all Shares sold for the account of the Corporation through that Primary Offering.

(d)	Distributions. The per share amount of any distributions for any class of Common Stock relative to the other classes of Common Stock shall be determined as described in the most recent Multiple Class Plan.

(e)	Suitability.

a.	Until the Class D Common Stock are Listed, in order to purchase Class D Common Stock in a public offering, the purchaser must represent to the Corporation that the applicable suitability standards set forth in the Prospectus have been satisfied.

b.	Until the Class I Common Stock are Listed, in order to purchase Class I Common Stock in a public offering, the purchaser must represent to the Corporation that the applicable suitability standards set forth in the Prospectus have been satisfied.

c.	Until the Class S Common Stock are Listed, in order to purchase Class S Common Stock in a public offering, the purchaser must represent to the Corporation that the applicable suitability standards set forth in the Prospectus have been satisfied.

d.	Until the Class T Common Stock are Listed, in order to purchase Class T Common Stock in a public offering, the purchaser must represent to the Corporation that the applicable suitability standards set forth in the Prospectus have been satisfied.

4.	Rights with Respect to Class I Common Stock. For purposes of these Articles Supplementary, Class I Common Stock shall be considered a separate “class” of Common Stock. Except as provided in these Articles Supplementary, Class D Common Stock, Class T Common Stock and Class S Common Stock shall have identical preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption as the Class I Common Stock.

SECOND: The shares of Class D Common Stock, Class T Common Stock and Class S Common Stock have been classified and designated by the Board under the authority contained in the Charter.

THIRD: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

FOURTH: The undersigned Chief Executive Officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer Acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this __th day of _____, 2017.

KBS STRATEGIC OPPORTUNITY REIT, INC.

By: Keith D. Hall,
Chief Executive Officer

[CORPORATE SEAL]

Attest:

Jeffrey K. Waldvogel,

Secretary